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                                                    Exhibit 23(b)

              [McGladrey & Pullen, LLP Letterhead]



               CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Registration Statement of our report, dated April 11, 1995, relating to the consolidated financial statements of Clay Holding, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Propsectus.



                              /s/McGladrey & Pullen, LLP

Waterloo, Iowa
May 17, 1995